Exhibit 99.1

KCS: Ashley Thorne, 816-983-1530, athorne@kcsouthern.com

Kansas City Southern Reports First Quarter Results

Kansas City, Mo., April 16, 2021. Kansas City Southern (KCS) (NYSE:KSU) reported revenues of $706.0 million, a decrease of 4% from first quarter 2020. Overall, carload volumes were down 1% compared to prior year.

First Quarter 2021

First quarter revenues were $706.0 million, a decrease of 4% primarily resulting from lower volumes, lower fuel surcharge, and fluctuations in foreign currency.

First quarter operating expenses were $453.0 million. Operating income was $253.0 million and the reported operating ratio was 64.2%. First quarter net income was $153.4 million, or $1.68 per diluted share. Adjusted first quarter operating income, net income and diluted earnings per share were as follows:

(in millions, except operating ratio and diluted earnings per share)	Three Months Ended March 31, 2021
	Operating Income	Operating Ratio	Net Income	Diluted Earnings per Share
GAAP Operating Results	$253.0	64.2%	$153.4	$1.68
Merger Costs	19.3	(2.8)	15.2	0.17
Other Adjustments, Net	—	—	6.0	0.06
Adjusted Operating Results (non-GAAP)	$272.3	61.4%	$174.6	$1.91

See following pages for reconciliations to GAAP

"Although our first quarter performance was impacted by several unique and challenging events, including the Polar Vortex, and lingering network congestion, our operating team is focused on improving operating metrics and customer service through PSR phase III” stated president and chief executive officer, Patrick J. Ottensmeyer. “Based on an outlook for improvement in volume growth and operational trends, we can confidently confirm our 2021 guidance.”
“During the first quarter, we also announced an exciting and historic combination with Canadian Pacific, creating the first rail network connecting the U.S., Mexico, and Canada. This combination is expected to provide an enhanced competitive alternative to existing rail service providers, resulting in improved service to customers of all sizes. This transaction represents an exciting opportunity for KCS and CP stakeholders, and we look forward to delivering the benefits to our customers, employees, investors, and communities. For more information on the transaction and the benefits it is expected to bring to the full range of stakeholders, visit FutureForFreight.com.”

Statement Regarding Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying first quarter 2021 earnings release contains non-GAAP financial measures. KCS management believes that certain non-GAAP financial measures used to review and in certain cases manage the Company's business fall within the meaning of Regulation G (Disclosure of non-GAAP financial measures) and may provide its users of the financial information with additional meaningful comparison when reviewing the Company's results. KCS management uses non-GAAP information in its planning and forecasting processes and to further analyze its own financial trends and operational performance, as well as making financial comparisons to prior periods presented on a similar basis. Management believes investors and users of the Company's financial information should consider all of the above factors when evaluating KCS's results.
These non-GAAP measures should be viewed as a supplement and not considered a substitute for GAAP measures. Some of KCS's non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to
Adjusted Diluted Earnings per Share	Three Months Ended March 31, 2021
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$211.9	$58.5	$153.4	$1.68
Adjustments for:
Merger costs	19.3	4.1	15.2	0.17
Foreign exchange loss	7.3	2.2	5.1	0.05
Foreign exchange component of income taxes	—	(0.9)	0.9	0.01
Adjusted	$238.5	$63.9	174.6
Less: Noncontrolling interest and preferred stock
dividends			(0.4)
Adjusted net income available to common
stockholders - see (a) below			$174.2	$1.91

GAAP Reconciliations (continued)
($ in millions, except per share amounts)

	Three Months Ended March 31, 2020
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$197.5	$45.2	$152.3	$1.58
Adjustments for:
Restructuring charges	6.0	1.7	4.3	0.05
Foreign exchange loss	59.5	17.8	41.7	0.43
Foreign exchange component of income taxes	—	9.5	(9.5)	(0.10)
Adjusted	$263.0	$74.2	188.8
Less: Noncontrolling interest and preferred stock
dividends			(0.6)
Adjusted net income available to common
stockholders - see (a) below			$188.2	$1.96

Reconciliation of Operating Expenses to Adjusted	Three Months Ended
Operating Expenses	March 31,
	2021	2020
Operating expenses as reported	$453.0	$442.9
Adjustment for merger costs	(19.3)	—
Adjustment for restructuring charges	—	(6.0)
Adjusted operating expenses - see (b) below	$433.7	$436.9

Operating income as reported	$253.0	$288.8
Adjusted operating income - see (b) below	272.3	294.8

Operating ratio (c) as reported	64.2%	60.5%
Adjusted operating ratio - see (b) and (c) below	61.4%	59.7%

(a)The Company believes adjusted diluted earnings per share is meaningful as it allows investors to evaluate the Company’s performance for different periods on a more comparable basis by adjusting for the impact of changes in foreign currency exchange rates, and items that are not directly related to the ongoing operations of the Company. The income tax expense impacts related to these adjustments are calculated at the applicable statutory tax rate.
(b)The Company believes adjusted operating expenses, operating income and operating ratio are meaningful as they allow investors to evaluate the Company's performance for different periods on a more comparable basis by adjusting for items that are not directly related to the ongoing operations of the Company.
(c)Operating ratio is calculated by dividing operating expenses by revenues; or in the case of adjusted operating ratio, adjusted operating expenses divided by revenues.

Investor Conference Call and Webcast
KCS will also hold its first quarter 2021 earnings conference call on Friday, April 16, 2021 at 8:45 a.m. eastern time. Shareholders and other interested parties are invited to participate via live webcast or telephone. To participate in the live webcast and to view accompanying presentation materials, please log into investors.kcsouthern.com immediately prior to the presentation. To join the teleconference, please call (844) 308-6428 from the U.S., or (412) 317-5409 from all other countries.

A replay of the presentation will be available by calling (877) 344-7529 from the U.S., (855) 669-9658 from Canada or (412) 317-0088 from all other countries and entering conference ID 10152592. The webcast replay and presentation materials will be archived on the company’s website.

About Kansas City Southern
Headquartered in Kansas City, Mo., Kansas City Southern (KCS) (NYSE: KSU) is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS' North American rail holdings and strategic alliances with other North American rail partners are primary components of a unique railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.  More information about KCS can be found at www.kcsouthern.com

Forward-Looking Information
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. In addition, management may make forward-looking statements orally or in other writing, including, but not limited to, in press releases, quarterly earnings calls, executive presentations, in the annual report to stockholders and in other filings with the Securities and Exchange Commission. Readers can usually identify these forward-looking statements by the use of such words as "may," "will," "should," "likely," "plans," "projects," "expects," "anticipates," "believes" or similar words. These statements involve a number of risks and uncertainties. Actual results could materially differ from those anticipated by such forward-looking statements as a result of a number of factors or combination of factors including, but not limited: the merger with Canadian Pacific Railway Limited ("CP") is subject to various closing conditions and there can be no assurances as to whether and when it may be completed; failure to complete the Company’s merger with CP could negatively impact the Company’s stock price and future business and financial results; Company’s stockholders cannot be sure of the value of the merger consideration they will receive from CP in the merger; lawsuits may be filed against the Company and/or CP challenging the transactions contemplated by the merger between, among others, the Company and CP; the shares of CP common stock to be received by the Company’s stockholders upon completion of the merger will have different rights from shares of the Company’s common stock; after completion of the merger, CP may fail to realize the projected benefits and cost savings of the merger; public health threats or outbreaks of communicable diseases, such as the ongoing COVID-19 pandemic and its impact on KCS’s business, suppliers, consumers, customers, employees and supply chains; rail accidents or other incidents or accidents on KCS’s rail network or at KCS’s facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; legislative and regulatory developments and disputes, including environmental regulations; loss of the rail concession of Kansas City Southern’s subsidiary, Kansas City Southern de México, S.A. de C.V.; domestic and international economic, political and social conditions; disruptions to the Company’s technology infrastructure, including its computer systems; increased demand and traffic congestion; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; natural events such as severe weather, hurricanes and floods; the outcome of claims and litigation involving the Company or its subsidiaries; competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; the termination of, or failure to renew, agreements with customers, other railroads and third parties; fluctuation in prices or availability of key materials, in particular diesel fuel; access to capital; climate change and the market and regulatory responses to climate change; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; unavailability of qualified personnel; labor difficulties, including strikes and work stoppages; acts of terrorism or risk of terrorist activities, war or other acts of violence; and other factors affecting the operation of the business; and other risks identified in this news release, in KCS's Annual Report on Form 10-K for the year ended December 31, 2020, and in other reports filed by KCS with the Securities and Exchange Commission.
Forward-looking statements reflect the information only as of the date on which they are made. KCS does not undertake any obligation to update any forward-looking statements to reflect future events, developments, or other information.

Kansas City Southern and Subsidiaries
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2021	2020
Revenues	$706.0	$731.7
Operating expenses:
Compensation and benefits	129.5	133.4
Purchased services	53.8	53.3
Fuel	70.9	74.9
Equipment costs	21.1	21.9
Depreciation and amortization	92.0	89.4
Materials and other	66.4	64.0
Merger costs	19.3	—
Restructuring charges	—	6.0
Total operating expenses	453.0	442.9
Operating income	253.0	288.8
Equity in net earnings of affiliates	6.0	1.0
Interest expense	(39.0)	(34.2)
Foreign exchange loss	(7.3)	(59.5)
Other income (expense), net	(0.8)	1.4
Income before income taxes	211.9	197.5
Income tax expense	58.5	45.2
Net income	153.4	152.3
Less: Net income attributable to noncontrolling interest	0.4	0.5
Net income attributable to Kansas City Southern and subsidiaries	153.0	151.8
Preferred stock dividends	—	0.1
Net income available to common stockholders	$153.0	$151.7

Earnings per share:
Basic earnings per share	$1.69	$1.59
Diluted earnings per share	$1.68	$1.58

Average shares outstanding (in thousands):
Basic	90,757	95,662
Effect of dilution	529	509
Diluted	91,286	96,171

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - First Quarter 2021 and 2020

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	First Quarter		%	First Quarter		%	First Quarter		%
	2021	2020	Change	2021	2020	Change	2021	2020	Change

Chemical & Petroleum
Chemicals	$60.6	$62.5	(3%)	24.9	24.6	1%	$2,434	$2,541	(4%)
Petroleum	135.2	95.8	41%	59.2	46.5	27%	2,284	2,060	11%
Plastics	35.5	40.3	(12%)	17.5	19.8	(12%)	2,029	2,035	—
Total	231.3	198.6	16%	101.6	90.9	12%	2,277	2,185	4%

Industrial & Consumer Products
Forest Products	57.7	68.9	(16%)	23.5	27.4	(14%)	2,455	2,515	(2%)
Metals & Scrap	46.3	62.3	(26%)	26.5	32.2	(18%)	1,747	1,935	(10%)
Other	30.0	27.8	8%	22.3	23.8	(6%)	1,345	1,168	15%
Total	134.0	159.0	(16%)	72.3	83.4	(13%)	1,853	1,906	(3%)

Agriculture & Minerals
Grain	74.7	77.8	(4%)	35.7	35.4	1%	2,092	2,198	(5%)
Food Products	37.0	42.7	(13%)	14.7	16.5	(11%)	2,517	2,588	(3%)
Ores & Minerals	5.2	5.8	(10%)	7.2	7.7	(6%)	722	753	(4%)
Stone, Clay & Glass	7.5	8.2	(9%)	3.1	3.5	(11%)	2,419	2,343	3%
Total	124.4	134.5	(8%)	60.7	63.1	(4%)	2,049	2,132	(4%)

Energy
Utility Coal	31.7	23.6	34%	37.9	29.2	30%	836	808	3%
Coal & Petroleum Coke	10.4	11.6	(10%)	12.5	15.0	(17%)	832	773	8%
Frac Sand	3.4	3.8	(11%)	2.9	3.1	(6%)	1,172	1,226	(4%)
Crude Oil	12.0	17.3	(31%)	8.3	10.3	(19%)	1,446	1,680	(14%)
Total	57.5	56.3	2%	61.6	57.6	7%	933	977	(5%)

Intermodal	81.3	88.7	(8%)	232.8	233.6	—	349	380	(8%)

Automotive	44.1	53.9	(18%)	26.4	32.2	(18%)	1,670	1,674	—

TOTAL FOR COMMODITY GROUPS	672.6	691.0	(3%)	555.4	560.8	(1%)	$1,211	$1,232	(2%)

Other Revenue	33.4	40.7	(18%)

TOTAL	$706.0	$731.7	(4%)